AMENDMENT TO LEASE

        This First Amendment to the Lease dated the 18th day of December, 1992, entered into by and between Charles C. and Ellen C. France Revocable Trust ("Lessor") and RhoMed Incorporated ("Lessee"), is made this 1st day of November, 1993, and forms a part of that lease.

1. Paragraph XIII, TAXES, OTHER ASSESSMENTS, AND INSURANCE. Notwithstanding the provisions of this Section, Lessee shall pay to Lessor each month a prorated amount for all taxes and special and general assessments which have or may be levied upon the said demised premises and upon any alterations, additions, and improvements thereon, and for fire and extended coverage insurance upon all buildings, alterations, and improvements upon the said premises. Lessor shall pay all taxes and special and general assessments, and shall pay for and maintain fire and extended coverage insurance. Lessor and Lessee may adjust, annually on the anniversary of the lease, the amounts to be paid monthly to Lessor for such taxes and special and general assessments, and for fire and extended coverage insurance. For the first year of the lease, Lessee shall pay to Lessor $429.09 each month, representing taxes pro rated over a twelve month period, and $171.75, representing insurance pro rated over a twelve month period.

2. Paragraph VIII, ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. The total amount Lessor has provided for tenant improvements is $35,000.00, which Lessor has obtained through the proceeds of a five year promissory note from United New Mexico Bank for $35,000.00 at 9.0% interest, for which the monthly payments are $726.68. Commencing on August 15, 1993, and on or before the 15th of each succeeding month, Lessee shall pay to United Mexico Bank, on and for the account of Lessor in payment of the promissory note, the amount of $726.68.

     IN WITNESS WHEREOF, the parites hereto have hereunto set their hands the day and year first above written.

RhoMed Incorporated                     Charles C. and Ellen C. France
                                        Revocable Trust

By: /s/ Stephen A. Slusher              By: /s/ Charles C. France
   -----------------------                 ----------------------
   Stephen A. Slusher                      Charles C. France
   Vice President                          Trustee



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